EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Skyworks Solutions, Inc.:
We consent to the incorporation by reference in the registration statements (No. 333‑48394 and No. 333-85024) on Form S-8 of Alpha Industries, Inc. and in the registration statements (Nos. 333-91524, 333-100312, 333-100313, 333-122333, 333-131628, 333-131629, 333-132880, 333-134375, 333-150780, 333-150782, 333-162960, 333-176282, 333-176285, 333-176286, 333-179117, 333-191311, and 333-204310) on Form S-8 of Skyworks Solutions, Inc. of our report dated November 22, 2016, with respect to the consolidated balance sheets of Skyworks Solutions, Inc. and subsidiaries as of September 30, 2016 and October 2, 2015, and the related consolidated statements of operations, comprehensive income, cash flows, and stockholders’ equity for each of the years in the three-year period ended September 30, 2016, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of September 30, 2016, which report appears in the September 30, 2016 annual report on Form 10‑K of Skyworks Solutions, Inc.

/s/ KPMG LLP
Boston, Massachusetts
November 22, 2016